Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-122784 on Form S-3 of CACI International Inc of our report dated August 13, 2002, appearing in the Annual Report on Form 10-K of CACI International Inc for the year ended June 30, 2004.

/s/    Deloitte & Touche LLP

McLean, Virginia

May 5, 2005